Exhibit 5.1



                                           September 22, 2000


                           AMCORE Financial, Inc.
                             501 Seventh Street
                          Rockford, Illinois 61104

         Re: AMCORE Financial, Inc. -- Registration Statement under the Securities Act of 1933 on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed by the Company on September 22, 2000 with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,275,000 shares (the "Shares") of the common stock of the Company, par value $.22 per share, including the associated Common Stock Purchase Rights of the Company (the "Rights"), issued pursuant to a Rights Agreement, dated as of February 21, 1996, between the Company and Firstar Trust Company, as Rights Agent (such Registration Statement, as may be amended, being hereinafter referred to as the "Registration Statement").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:
(1) the Registration Statement; (2) the AMCORE Financial, Inc. 2000 Stock Incentive Plan (the "Plan"), pursuant to which the Shares, including the associated Rights, are to be issued pursuant to the various awards granted under the Plan; (3) the Articles of Incorporation of the Company, as amended to date, and as certified by the Nevada Secretary of State; (4) the Bylaws of the Company, certified by the Secretary of the Company, as of the date hereof; (5) the form of certificate representing the Shares; (6) certain resolutions of the Board of Directors and the shareholders of the Company, certified by the Secretary of the Company, relating to the adoption of the Plan and the issuance of the Shares thereunder; and (7) the Rights Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or telecopied copies and the originals of such copies. We have assumed that all documents submitted to us unsigned have been properly executed by the proper parties and delivered in a timely manner. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any other jurisdiction, except the State of Nevada to the extent specifically referred to herein. As to all matters governed by the laws of the State of Nevada, we have relied upon the opinion delivered to us by the Nevada law firm of Marshall Hill Cassas & de Lipkau, dated September 22, 2000.

Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming
(i) the valid issuance of awards pursuant to the Plan, (ii) the conformity of the certificates representing the Shares to the form thereof examined by us, (iii) the due execution and countersignature of such certificates and
(iv) subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan, it is our opinion that, upon the issuance and sale of the Shares in connection with awards granted pursuant to the Plan, including, if applicable, the receipt by the Company of the exercise price of any options awarded pursuant to the Plan in the manner contemplated by the Plan and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada state "blue sky" laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,


                               Skadden, Arps, Slate, Meagher & Flom (Illinois)